Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Thomas C. Chesterman, Chief Financial Officer, Treasurer and Secretary of SenesTech, Inc., certify that:
1.To my knowledge, the Quarterly Report on Form 10-Q of SenesTech, Inc. for the fiscal quarter ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.To my knowledge, the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of SenesTech, Inc.

Dated: May 8, 2025	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of SenesTech, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.